UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 4, 2008

PepperBall Technologies, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-32566	20-1978398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101 San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 638-0236

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Our wholly-owned subsidiary, PepperBall Technologies-CA, Inc., has reached agreement to amend the Loan Agreement (“Agreement”) with Agility Capital, LLC (“Agility”). Among other provisions, the Agreement provides for an extension to December 11, 2008 of the due date of the $500,000 loan from Agility from November 30, 2008. The parent company, PepperBall Technologies, Inc., and its wholly-owned subsidiaries, Vizer Group, Inc., and Veritas Tactical, Inc., also entered into Unconditional Guaranties to Agility for the loan and agreed to pledge substantially all of their assets as collateral for the Agility loan.

The $500,000 Agility loan was extended to December 11 2009 with interest remaining at 12% payable monthly. We have agreed to make monthly principal payments commencing December 1, 2008 of $25,000, followed starting January 1, 2009 and each month thereafter of monthly payments of $35,000. Agility will receive five year warrants equal to 30% of the loan amount exercisable at the average closing price of our common stock at the time of closing, subject to certain anti-dilution provisions and we have agreed to pay Agility a success fee of $50,000 at the maturity of the loan. A $30,000 modification and extension fee was paid with the Agreement and we have also agreed to pay Agility an $850 monthly collateral management fee.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We entered into the Agreement described in Item 1.01 of this report, providing for among other provisions, an extension until December 11, 2008 of the $500,000 Agility loan agreement. The information set forth in Item 1.01 of this report pertaining to the Agreement is incorporated by reference into this Item 2.03.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Williams a director of PepperBall Technologies, Inc. (the “Company”) has delivered written notice to the Company indicating that he was resigning his positions with the Company effective December 4, 2008. Such resignation includes his positions as a member of the Audit and Nominating and Corporate governance committees as well as chair of the Compensation Committee. On December 4, 2008, the Company accepted Mr. Williams’ resignation. Accordingly, following December 4, 2008, the Company does not expect to have any material ongoing obligations to Mr. Williams. The Company does not have immediate plans to fill Mr. Williams’ position as a director of the Company.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepperBall Technologies, Inc.

Date: November 10, 2008	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal Chief Financial Officer